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                                                                    EXHIBIT 23.2



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated February 16, 1996, accompanying the financial statements and schedules of HWH Corporation included in the Annual Report of The Coast Distribution System and Subsidiaries (the Company) on Form 10-K for the year ended December 31, 1995. We hereby consent to the incorporation by reference of said report in the Company's Registration Statements on Forms S-8 (File Nos. 33-10769, 33-15322, 33-18696, 33-64582 and 33-86072, effective
December 12, 1986, June 25, 1987, December 1, 1987, June 17, 1993, and November 8, 1994, respectively) and on Form S-3 (File No. 33-33780, effective March 9,
1990).


GRANT THORNTON LLP


/s/Grant Thornton LLP

San Jose, California
March 25, 1996